UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2018

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 20, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, and pursuant to the Sixth Amended and Restated Bylaws (the “Bylaws”) of Essex Property Trust, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company increased the size of the Board to ten directors and elected Amal M. Johnson as a director to fill the newly created vacancy on the Board.  With the election of Ms. Johnson, the Board now consists of ten members, eight of whom are independent directors. At the 2018 Annual Meeting of Stockholders of the Company, Ms. Johnson will stand for re-election for a full one-year term along with the other designated directors. It is expected that, if re-elected, she will serve on the Audit Committee and the Compensation Committee of the Board, effective immediately following the 2018 Annual Meeting of Stockholders.

Amal M. Johnson, age 65, is a director of Author-it Software Corporation, a Software-as-a-Service private company that provides a platform for creating, maintaining, and distributing single-sourced technical content. Ms. Johnson served as the Executive Chairperson of Author-it from March 2012 to October 2016. Prior to joining Author-it, Ms. Johnson served as the Chairperson of MarketTools, Inc., an internet-based market research company, from August 2008 through January 2012, and as its Chief Executive Officer from March 2005 through August 2008. Prior to joining MarketTools, Ms. Johnson was a general partner at ComVentures L.P., an investment fund, from April 2004 to March 2005 and, from March 1999 to March 2004, a general partner at Lightspeed Venture Partners, a venture capital firm, focusing on enterprise software and infrastructure. Ms. Johnson was President of Baan Supply Chain Solutions, an enterprise resource planning software company, from January 1998 to December 1998, President of Baan Affiliates from January 1997 to December 1997, and President of Baan Americas from October 1994 to December 1996. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems, a defense and space company, from August 1993 to July 1994 and held executive positions at IBM from 1977 to June 1993. Ms. Johnson also serves on the board of directors of Intuitive Surgical Inc., a medical device company, CalAmp, a wireless networking company, and Mellanox Technologies, Ltd., a supplier of smart interconnect solutions for data centers. Ms. Johnson holds a Bachelor of Arts degree in Mathematics from Montclair State University, and studied computer science at Stevens Institute of Technology Graduate School of Engineering.

Ms. Johnson will be compensated under the Company’s director compensation program as in effect from time to time, as most recently described in the Company’s 2017 proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2017.  On February 20, 2018, in connection with her election to the Board, Ms. Johnson was granted an option to purchase 370 shares of common stock of the Company with an exercise price of $225.44, which is equal to the fair market value per share of the Company’s common stock on the date of grant. The option award will have a term of ten years from the date of grant and will be fully vested as of the date of grant; provided, however, that shares issued pursuant to the exercise of the stock options are subject to restrictions on transfer until May 16, 2018.  Ms. Johnson will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 25, 2011.

There are no arrangements or understandings between Ms. Johnson and any other persons pursuant to which she was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Johnson and the Company. The Board has determined that Ms. Johnson meets the applicable independence requirements of the rules and regulations of the New York Stock Exchange.

With this appointment and the Company’s future plans, we increase our current Board diversity.  The Company has an implementation plan to continue to reduce board tenure and to increase the diversity (including with respect to gender, age, race, culture, and experience) of our Board members.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 20, 2018, the Board amended the Bylaws of the Company.  The amended Bylaws permit the stockholders of the Company to amend the Company’s Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock pursuant to a binding proposal submitted by any stockholder or group of up to five stockholders holding at least one percent of the outstanding shares of the Company’s common stock for at least one year.  A stockholder proposal submitted under Section 9.6 of Article IX of the amended Bylaws may not alter or repeal (i) Section 9.6 of Article IX of the Bylaws, which addresses procedures for amendment of the Bylaws, or (ii) Article X of the Bylaws, which provides for indemnification of directors and officers of the Company, in either case, without the approval of the Board.

The Company has proactive ongoing dialogue with its stockholders with respect to important governance matters. In recent discussions, holders of a majority of the outstanding shares of common stock of the Company expressed support and positive feedback for adopting the foregoing changes as a meaningful improvement in stockholders’ rights.

The foregoing description of certain terms of the amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to Sixth Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	First Amendment to Sixth Amended and Restated Bylaws of Essex Property Trust, Inc., dated February 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: February 21, 2018	ESSEX PROPERTY TRUST, INC.

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President & Chief Financial Officer

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Angela L. Kleiman
	Name:	Angela L. Kleiman
	Title:	Executive Vice President & Chief Financial Officer